PRESS RELEASE
For Immediate Release

Date:	July 21, 2011
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

CONSOLIDATED TOMOKA ANNOUNCES SECOND QUARTER RESULTS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE Amex-CTO) today reported net income of $318,782 or $0.06 earnings per basic share for the quarter ended June 30, 2011, compared with a net loss of $593,171 or $0.10 loss per basic share for the same period in 2010.  Earnings before depreciation, amortization and deferred taxes (EBDDT) totaled $1,005,722 or $0.18 per share in 2011's second quarter, compared with a loss of $227,254 or $0.04 per share in the corresponding period in 2010.  For the six months ended June 30, 2011, net income totaled $59,877 or $0.01 earnings per basic share and EBDDT totaled $1,256,199 or $0.22 per share.  The comparable numbers for the first six months of 2010 were a net loss of $515,352 or  $0.09 loss per basic share and EBDDT of $542,290 or $0.09 per share.

EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating results.

William H. McMunn, president and chief executive officer, stated, “Second quarter operating results produced net income of $318,782 primarily due to revenues of $2.4 million produced by our income property portfolio.  In June, the Company entered into an amendment to its line of credit facility that increased the maximum loan amount from $15,000,000 to $25,000,000 and extended the maturity date of the loan to June 27, 2014.  During the same period, the City of Daytona Beach approved the rescission of the Ladies Professional Golf Association Development of Regional Impact, which will relieve the Company of many time-consuming regulatory requirements.  Management continues to focus on actions that will provide operating flexibility and better position the Company to prosper as the real estate market slowly recovers.”

Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of net lease income properties strategically located in the Southeast, through the efficient utilization of 1031 tax-deferred exchanges.  The Company has low long-term debt and currently generates over $9 million annually in before tax cash flow from its income property portfolio.  The Company also engages in selective self-development of targeted income properties. The Company’s adopted strategy is designed to provide the financial strength and cash flow to weather difficult real estate cycles.  Visit our website at www.ctlc.com.

# # #

“Safe Harbor”

  Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the quarter ended September 30, 2011, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; the impact of a prolonged recession or further downturn in economic conditions; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

 While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

 Disclosures in this press release regarding the Company’s second quarter financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-Q for the quarter ended June 30, 2011.  The financial information in this release reflects the Company’s preliminary results subject to completion of the quarterly review process.  The final results for the quarter may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

 This release refers to certain non-GAAP financial measures.  As required by the SEC, the  Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

EARNINGS NEWS RELEASE

	QUARTER ENDED
	JUNE 30,	JUNE 30,
	2011	2010

REVENUES	$3,892,717	$2,682,061

NET INCOME (LOSS)	$318,782	$(593,171)

BASIC & DILUTED EARNINGS (LOSS) PER SHARE:
NET INCOME	$0.06	$(0.10)

	SIX MONTHS ENDED
	JUNE 30,	JUNE 30,
	2011	2010

REVENUES	$7,885,053	$6,387,940

NET INCOME (LOSS)	$59,877	$(515,352)

BASIC & DILUTED EARNINGS (LOSS) PER SHARE:
NET INCOME	$0.01	$(0.09)

RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDDT)

	QUARTER ENDED
	JUNE 30,	JUNE 30,
	2011	2010
NET INCOME (LOSS)	$318,782	$(593,171)

ADD BACK:

DEPRECIATION & AMORTIZATION	635,043	686,897

DEFERRED TAXES	51,897	(320,980)

EARNINGS (LOSS) BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$1,005,722	$(227,254)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,140	5,723,872

BASIC EBDDT PER SHARE	$0.18	$(0.04)

	SIX MONTHS ENDED
	JUNE 30,	JUNE 30,
	2011	2010
NET INCOME (LOSS)	$59,877	$(515,352)

ADD BACK:

DEPRECIATION & AMORTIZATION	1,293,311	1,379,800

DEFERRED TAXES	(96,989)	(322,158)

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$1,256,199	$542,290

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,724,060	5,723,607

BASIC EBDDT PER SHARE	$0.22	$0.09

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER, THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION, AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

CONSOLIDATED BALANCE SHEETS

	(UNAUDITED)
	JUNE 30,	DECEMBER 31,
	2011	2010
ASSETS
Cash	$138,080	$337,617
Investment Securities	4,985,138	4,939,625
Refundable Income Taxes	--	29,351
Land and Development Costs	27,158,842	27,047,317
Intangible Assets	4,086,746	4,167,478
Other Assets	8,102,233	8,192,705
	$44,471,039	$44,714,093

Property, Plant, and Equipment:
Land, Timber, and Subsurface Interests	15,033,929	14,770,388
Golf Buildings, Improvements, and Equipment	11,827,237	11,823,081
Income Properties Land, Buildings, and Improvements	121,450,046	119,935,128
Other Building, Equipment, and Land Improvements	3,039,120	3,262,345
Construction in Progress	$700,173	$346,968
Total Property, Plant, and Equipment	152,050,505	150,137,910
Less, Accumulated Depreciation, and Amortization	(17,910,417)	(17,093,053)
Net - Property, Plant, and Equipment	$134,140,088	$133,044,857

TOTAL ASSETS	$178,611,127	$177,758,950

LIABILITIES
Accounts Payable	259,327	1,046,581
Accrued Liabilities	7,048,652	7,216,039
Accrued Stock Based Compensation	700,020	761,827
Pension Liability	854,131	791,941
Income Taxes Payable	60,100	--
Deferred Income Taxes	35,046,825	35,093,214
Notes Payable	$16,992,904	$15,249,248

TOTAL LIABILITIES	$60,961,959	$60,158,580

SHAREHOLDERS' EQUITY
Common Stock	5,724,147	5,723,980
Additional Paid in Capital	5,187,033	5,164,102
Retained Earnings	107,752,717	107,807,321
Accumulated Other Comprehensive Loss	$(1,014,729)	$(1,095,303)

TOTAL SHAREHOLDERS' EQUITY	$117,649,168	$117,600,100

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$178,611,127	$177,758,950

Back to 8K